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                                                                 EXHIBIT 10.26



                               AMENDMENT NO. 1
                                     TO
                 AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


                 This Amendment No 1. dated as of January 17, 1997 (this "Amendment") to that certain Amended and Restated Shareholders Agreement effective the 20th day of September, 1995 (the "Shareholders Agreement") by and among Packaged Ice, Inc., a Texas corporation (the "Company"), and the shareholders of the Company set forth on Exhibit A hereto (the "Shareholders"). All capitalized terms used herein and not defined herein shall have the meanings set forth in the Shareholders Agreement.

                 WHEREAS, Steven P. Rosenberg, Norwest Equity Partners V, a Minnesota Limited Partnership, and The Food Fund II, Limited Partnership (collectively, the "Purchasers") are desirous of purchasing shares of Series B Convertible Preferred Stock of the Company ("Series B Preferred Stock") pursuant to a Stock Purchase Agreement among the Purchasers and the Company (the "Stock Purchase Agreement"); and

                 WHEREAS, as partial inducement for the Purchasers to enter into the Stock Purchase Agreement and to purchase the Series B Preferred Stock pursuant thereto, the Company in the Stock Purchase Agreement has agreed that the obligation of the Purchasers to purchase the Series B Preferred Stock shall be conditioned upon the execution and delivery of an amendment to the Shareholders Agreement such that the Series B Preferred Stock is entitled to the same rights and preferences and is subject to the same obligations as the Common Stock and the Series A Preferred Stock as set forth in the Shareholders Agreement; and

                 WHEREAS, the parties hereto wish to enter into this Amendment to implement the aforesaid condition of the Stock Purchase Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties hereto, the parties do hereby agree as follows:

                 1. Amendments. The Shareholders Agreement is amended as set forth below.

                 (a) The first sentence of Section 1 of the Shareholders Agreement is hereby amended and restated in its entirety as follows:

         "Each Shareholder agrees not to transfer, assign, hypothecate, pledge, or in any way alienate or dispose of any of his or her Common Stock, Series A Preferred Stock or Series B Convertible Preferred Stock of the Company (the "Series B Preferred Stock") or any capital stock of the Company convertible into Common Stock (hereinafter the "Stock"), or any right or interest therein, whether voluntary or by operation of law, or by gift or otherwise, without the prior written consent of the Company and the holders of not less than eighty percent (80%) of the Stock except a transfer which meets the requirements of this Agreement."


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                 (b)      This first sentence of Section 9 of the Shareholders
Agreement shall be amended and restated in its entirety as follows:

         "This Agreement may be amended, and any provision hereof may be waived, only by a written agreement executed by the holders of not less than eighty percent (80%) of the Stock voting as a single class with the Series A Preferred Stock, Series B Preferred Stock and other capital stock of the Company convertible into Common Stock voting on an as-converted basis."

                 (c) Section 11 of the Shareholders Agreement shall be amended and restated in its entirety as follows:

                 11. Termination. "This Agreement shall terminate only (i) if the Company permanently ceases to do business; (ii) if there is consummated an underwritten public offering of the Stock of the Company which results in net proceeds to the Company and the Shareholders of at least $7,500,000; or (iii) upon the written agreement of the holders of no less than eighty percent (80%) of the Stock voting as a single class with the Series A Preferred Stock, Series B Preferred Stock and other capital stock of the Company convertible into Common Stock voting on an as-converted basis."

                 (d) Exhibit 1 of the Shareholders Agreement is hereby amended by adding James M. Raines as a member of the Affiliate Group known as the "Lewis Group".

                 2. Effective Date. This Amendment shall be effective when executed by the holders of not less than eighty percent (80%) of the Common Stock and the Series A Preferred Stock voting as a single class with the Series A Preferred Stock voting on an as converted basis

                 3. Effect of Amendment. Except as expressly amended hereby, the Shareholders Agreement is hereby ratified and confirmed in every respect and shall remain in full force and effect in accordance with its terms.

                 4. Community Property. If a Shareholder is married on the date of the execution of this Amendment, he or she shall be joined in the execution hereof by his or her spouse to evidence the agreement of such spouse that the provisions of this Amendment shall bind any community property interest he or she may now or hereafter own in the Stock; provided, however, such spouse's execution and joinder herein shall not create any ownership interest in any of the Stock.

                 5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, all of which taken together shall constitute one and the same instrument. A facsimile of an executed counterpart shall be deemed to be an original, executed counterpart.




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                 6.       Governing Law. This Amendment shall be governed by,
and construed in accordance with, the laws of the State of Texas.

                 7. Corporate Authority. Each entity which is a party to this Amendment respectively represents and warrants to the other parties that all necessary corporate, trust or other action has been duly taken to authorize execution and delivery of this Amendment and the performance or observance of the provisions of this Amendment.

                 8. Severability. If any provision of this Amendment is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid, and the remainder of this Amendment also will continue to be valid.

                 9. Entire Agreement. This Amendment supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings among the parties hereto concerning the subject matter of this Amendment.

                           SIGNATURE PAGES FOLLOW




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                 IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first above written.



                                        PACKAGED ICE, INC.


                                        By
                                           ----------------------------
                                             Its
                                                -----------------------




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                                        SHAREHOLDER:

Spouses Joinder as to                   If a Person
Community interest


----------------------------            -------------------------------

                                        Print Name
                                                  ---------------------

                                        If an Entity:


                                        -------------------------------


                                        By
                                          -----------------------------
                                        Print Name
                                                  ---------------------



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